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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                              Names Under Which         State or Jurisdiction of
Subsidiary Name            Subsidiary Does Business          Incorporation
---------------            ------------------------          -------------
IOM Holdings, Inc.              IOM Holdings, Inc.             California